Dividend Capital Diversified Property Fund Inc. 8-K
Exhibit 99.1
DIVIDEND CAPITAL DIVERSIFIED PROPERTY FUND
PROVIDES FOURTH QUARTER 2016 PORTFOLIO UPDATE
2.46% total shareholder return for the quarter; 6.35% total shareholder return for the last twelve months 1
Repaid two senior mortgage notes for $44.2 million with a weighted average interest rate of 5.5%
Amended our credit facility to increase our term loan borrowing capacity by $125.0 million
Sold one building from a multi-building, grocery-anchored retail property for approximately $6.2 million
DENVER - March 3, 2017 - Dividend Capital Diversified Property Fund Inc. (“DPF”), a public reporting, daily NAV REIT (NASDAQ: ZDPFAX; ZDPFEX; ZDPFIX; ZDPFWX) reported results today for the fourth quarter ended December 31, 2016.
Total Shareholder Return
Total shareholder return, which represents the compound annual rate of return assuming reinvestment of all dividend distributions before the impact of up-front sales commissions and class-specific expenses as of December 31, 2016, was as follows for the indicated timeframe:

•	Quarter ended December 31, 2016: 2.46%

•	Year-to-date ended December 31, 2016: 6.35%

•	Three years ended December 31, 2016 (annualized): 8.10% (26.33% cumulative)

•	Since NAV share class inception[2] (annualized): 8.32% (40.52% cumulative)
Class A, Class W, and Class I shareholders had lower total returns than those set forth above due to up-front sales commissions and/or class-specific expenses.
Portfolio Overview
As of December 31, 2016, DPF’s portfolio consisted of 55 operating properties located in 20 geographic markets in the United States, aggregating approximately 9.0 million square feet. As of December 31, 2016, DPF’s real property portfolio was approximately 91.2% leased to approximately 520 tenants. These properties had an estimated fair value of approximately $2.3 billion (calculated in accordance with DPF’s valuation procedures), including:

•	16 office properties located in 13 geographic markets, aggregating approximately 3.4 million net rentable square feet, with an aggregate fair value amount of approximately $1.2 billion;

•	34 retail properties located in nine geographic markets, aggregating approximately 3.8 million net rentable square feet, with an aggregate fair value amount of approximately $1.0 billion; and

•	Five industrial properties located in three geographic markets, aggregating approximately 1.8 million net rentable square feet, with an aggregate fair value amount of approximately $81.8 million.
DPF’s leverage ratio, based on the fair value of its investments, was 45.9% as of December 31, 2016. The weighted average stated interest rate of DPF’s borrowings was 3.4% as of December 31, 2016.

1 All returns figures exclude up-front sales commissions and class-specific expenses
2 Measured from September 30, 2012

Disposition Activity
During the quarter ended December 31, 2016, DPF sold one building from a multi-building grocery-anchored retail property located in the Greater Boston area for $6.2 million to an unrelated party. DPF continues to own the remaining buildings.
Financial Results for the Three and Twelve Months Ended December 31, 2016
Net income according to generally accepted accounting principles (“GAAP”) for the quarter ended December 31, 2016 was $3.4 million, or $0.02 per basic and diluted share. This compares to GAAP net income for the quarter ended December 31, 2015 of approximately $776,000, or $0.00 per basic and diluted share.
GAAP net income for the twelve months ended December 31, 2016 was $55.0 million, or $0.31 per basic and diluted share. This compares to GAAP net income for the twelve months ended December 31, 2015 of $131.7 million, or $0.70 per basic and diluted share.
Company-defined funds from operations (“Company-Defined FFO”), a non-GAAP financial measure, for the quarter ended December 31, 2016 was $21.2 million, or $0.13 per basic and diluted share. This compares to Company-Defined FFO for the quarter ended December 31, 2015 of $22.8 million, or $0.13 per basic and diluted share.
Company-Defined FFO for the twelve months ended December 31, 2016 was $87.4 million, or $0.51 per basic and diluted share. This compares to Company-Defined FFO for the twelve months ended December 31, 2015 of $92.0 million, or $0.49 per basic and diluted share.
See the following section entitled "Non-GAAP Supplemental Financial Measure" for a reconciliation of this non-GAAP financial measure to net income attributable to common stockholders and further discussion of the use of non-GAAP financial measures.
Portfolio and Leasing Summary
During the fourth quarter, net operating income for all operating properties that we acquired prior to January 1, 2015 and owned through December 31, 2016 ("Same-Store NOI") decreased 3.7% compared to the quarter ended September 30, 2016, and decreased 1.3% when compared to the same quarter in 2015. When GAAP adjustments are excluded, Same-Store NOI decreased 2.5% compared to the quarter ended September 30, 2016, and increased 1.3% when compared to the same quarter in 2015.
During the fourth quarter, DPF signed 36 leases for approximately 236,000 square feet. On a comparable space basis, DPF signed 28 leases for approximately 140,000 square feet. The average growth in rents, on a GAAP basis, for the comparable leases signed in the fourth quarter was 28.2%. For the twelve months ended December 31, 2016, DPF signed 132 leases for approximately 945,000 square feet. On a comparable basis, DPF signed 88 leases for approximately 538,000 square feet. The average growth in rents, on a GAAP basis, for the comparable leases signed in the last twelve months was 21.5%.
The overall portfolio percentage leased was 91.2% as of December 31, 2016, compared to 91.5% on September 30, 2016 and 90.1% on December 31, 2015. Same-store percentage leased was 91.0% at December 31, 2016, compared to 91.4% at September 30, 2016 and 92.1% at December 31, 2015.

Non-GAAP Supplemental Financial Measure
DPF computes its financial results in accordance with GAAP. Below, DPF has provided reconciliations of NAREIT-defined funds from operations ("FFO"), Company-Defined FFO and net operating income ("NOI"), which are all non-GAAP supplemental financial measures, to the most directly comparable GAAP measures (amounts in thousands, except per share information). For more information about FFO, Company-Defined FFO and NOI, including why management believes such measures provide useful information, please see the Portfolio Performance and Operational Review furnished with this press release on Form 8-K filed with the SEC on March 3, 2017, available on DPF’s website, www.dividendcapitaldiversified.com, and the SEC’s website, www.sec.gov.

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2016	2015	2016	2015
Reconciliation of net income to FFO:
Net income attributable to common stockholders	$3,112	$730	$49,976	$124,255
Add (deduct) NAREIT-defined adjustments:
Depreciation and amortization expense	20,083	21,710	80,105	83,114
Gain on disposition of real property	(2,165)	(984)	(45,660)	(134,218)
Impairment of real property	—	—	2,677	8,124
Noncontrolling interests' share of adjustments	(1,331)	(1,588)	(2,802)	895
FFO attributable to common shares-basic	19,699	19,868	84,296	82,170
FFO attributable to dilutive OP units	1,544	1,535	6,546	6,001
FFO attributable to common shares-diluted	$21,243	$21,403	$90,842	$88,171
FFO per share-basic and diluted	$0.13	$0.12	$0.53	$0.47

Reconciliation of FFO to Company-Defined FFO:
FFO attributable to common shares-basic	19,699	19,868	84,296	82,170
Add (deduct) our adjustments:
Acquisition-related expenses	6	1,385	667	2,644
(Gain) loss on extinguishment of debt and financing commitments	—	—	(5,136)	1,168
Noncontrolling interests' share of our adjustments	(1)	(99)	1,281	(260)
Company-Defined FFO attributable to common shares-basic	19,704	21,154	81,108	85,722
Company-Defined FFO attributable to dilutive OP units	1,545	1,634	6,299	6,261
Company-Defined FFO attributable to common shares-diluted	$21,249	$22,788	$87,407	$91,983
Company-Defined FFO per share-basic and diluted	$0.13	$0.13	$0.51	$0.49

Weighted average number of shares outstanding
Basic	154,807	166,352	159,648	175,938
Diluted	166,942	179,203	172,046	188,789

	For the Three Months Ended			For the Year Ended
	December 31, 2016	September 30, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Reconciliation of net income to NOI
Net income attributable to common stockholders	$3,112	$2,965	$730	$49,976	$124,255
Debt related income	(233)	(235)	(1,328)	(943)	(6,922)
Real estate depreciation and amortization expense	20,083	19,989	21,710	80,105	83,114
General and administrative expenses	2,257	2,234	2,564	9,450	10,720
Advisory fees, related party	3,740	3,681	4,062	14,857	17,083
Acquisition-related expenses	6	136	1,385	667	2,644
Impairment of real estate property	—	2,090	—	2,677	8,124
Interest and other expense (income)	90	(2,308)	(693)	(2,207)	(2,192)
Interest expense	9,388	10,011	11,301	40,782	47,508
(Gain) loss on extinguishment of debt and financing commitments	—	—	—	(5,136)	1,168
Gain on sale of real property	(2,165)	(2,095)	(984)	(45,660)	(134,218)
Net income attributable to noncontrolling interests	245	353	46	5,072	7,404
Total NOI	$36,523	$36,821	$38,793	$149,640	$158,688
Less: 2015/2016 Acquisitions/Dispositions	(7,472)	(6,655)	(9,351)	(29,782)	(37,515)
Total same store real property NOI	$29,051	$30,166	$29,442	$119,858	$121,173
Reconciliation of Total NOI to NOI - cash basis
Total NOI	$36,523	$36,821	$38,793	$149,640	$158,688
Net amortization of above- and below-market lease assets and liabilities, and other non-cash adjustments to rental revenue	150	(122)	(187)	(512)	(842)
Straight line rent	522	296	291	1,263	976
NOI - cash basis	$37,195	$36,995	$38,897	$150,391	$158,822
Less: 2015/2016 Acquisitions/Dispositions	(6,900)	(5,909)	(9,003)	(27,128)	(36,446)
Total same store real property NOI - cash basis	$30,295	$31,086	$29,894	$123,263	$122,376

Webinar and Portfolio Update Call Information
DPF will host a webinar/portfolio update call to review fourth quarter 2016 performance results and financial metrics on March 15, 2017, at 2:15 p.m. U.S. Mountain Time. Information to access the call is as follows:
Date: Wednesday, March 15, 2017
Time: 2:15 p.m. MT/4:15 p.m. ET
Dial-in Number: 800.274.0251
Conference ID: 2242504
To access the live webinar please visit the Investor Relations page at DPF’s website, www.dividendcapitaldiversified.com.
The webinar replay will be posted when available on the Investor Relations page of DPF’s website.
About Dividend Capital Diversified Property Fund
Dividend Capital Diversified Property Fund is a public reporting, daily NAV vehicle based in Denver, CO that invests in a diversified portfolio of commercial real estate assets. DPF owned 55 properties totaling approximately 9.0 million square feet in 20 geographic markets as of December 31, 2016. More information is available at www.dividendcapitaldiversified.com.
Forward-Looking Information
This material may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “expect(s),” “could,” “should,” and “continue” and similar statements are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties that could lead to actual results that are materially different than those described in the forward-looking statements. Dividend Capital Diversified Property Fund cannot give assurance that its expectations will be attained. Factors that could cause actual results to differ materially from Dividend Capital Diversified Property Fund’s expectations include, but are not limited to, the uncertainty of funding Dividend Capital Diversified Property Fund’s future capital needs, delays in the acquisition, development, and construction of real properties, changes in economic conditions generally and the real estate and securities markets specifically, and other risks detailed from time to time in Dividend Capital Diversified Property Fund’s Securities and Exchange Commission reports, particularly the section entitled “Risk Factors” in Item 1A of Dividend Capital Diversified Property Fund’s Annual Report on Form 10-K. Such forward-looking statements pertain only as of the date of this press release. Dividend Capital Diversified Property Fund expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Dividend Capital Diversified Property Fund’s expectations with regard thereto or change in events, conditions, or circumstances on which any statement is based.
Contact
Eric Paul
Dividend Capital
(303) 228-2200